Exhibit 10.1

AMENDMENT NO. 1 TO THE

CEMPRA, INC.

2011 EQUITY INCENTIVE PLAN

This Amendment No. 1 (this “Amendment”) to the Cempra, Inc. 2011 Equity Incentive Plan, as amended from time to time (the “Plan”), is made effective as of March 9, 2018.

WHEREAS, on November 3, 2017, Cempra, Inc., a Delaware corporation (the “Company”), completed its business combination with Melinta Therapeutics, Inc., a privately held Delaware corporation dedicated to the development and commercialization of novel antibiotics (“Melinta”), in accordance with the terms of an Agreement and Plan of Merger and Reorganization, dated as of August 8, 2017, as amended on each of September 6, 2017 and October 24, 2017 (as so amended, the “Merger Agreement”) by and among the Company, Melinta and Castle Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”);

WHEREAS, on November 3, 2017, pursuant to the Merger Agreement, Merger Sub merged with and into Melinta, with Melinta surviving the merger and becoming a wholly owned subsidiary of the Company (the “Merger”);

WHEREAS, concurrently with the effectiveness of the Merger, the Company changed its name to Melinta Therapeutics, Inc. and Melinta changed its name to Melinta Subsidiary Corp.;

WHEREAS, pursuant to Section 2(b)(vii) of the Plan, the Compensation Committee of the Company’s Board of Directors (the “Committee”) may, at any time and from time to time, amend the Plan; and

WHEREAS, the Committee desires to amend the name of the Plan to reflect the change to the Company’s name to Melinta Therapeutics, Inc.

NOW, THEREFORE, the Plan is hereby amended, as follows:

1. Capitalized Terms. Capitalized terms that are not defined in this Amendment shall have the meanings ascribed thereto in the Plan.

2. Amendment to the Plan. The name of the Plan and all references thereto in the Plan are hereby amended and restated in their entirety from the “Cempra, Inc. 2011 Equity Incentive Plan” to the “Melinta Therapeutics, Inc. 2011 Equity Incentive Plan.”

3. Ratification and Confirmation. Except as specifically amended by this Amendment, the Plan is hereby ratified and confirmed in all respects and remains valid and in full force and effect. Whenever the Plan is referred to in this Amendment or in any other agreement, document or instrument, such reference shall be deemed to be to the Plan, as amended by this Amendment, whether or not specific reference is made to this Amendment.

4. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to the principles of conflicts of laws thereof.

5. Headings. Section headings are for convenience only and shall not be considered a part of this Amendment.

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